Exhibit 99.1

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PTK ACQUISITION CORP.

P R O X Y C A R D

The undersigned appoints [●] as proxy, with the power to appoint a substitute, and hereby authorizes such person to represent and to vote, as designated on the reverse side, all common stock of PTK Acquisition Corp., a Delaware corporation (“PTK”) which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on [●], 2021 at a.m. Eastern, virtually at [●], or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse sign hereof and in the proxy’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

	Please mark vote as indicated in this example		☒

THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, TIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 THROUGH 7 BELOW.

Proposal No. 1—The Business Combination Proposal— to adopt and approve the Business Combination Agreement, dated as of May 25, 2021 (the “Business Combination Agreement”), among PTK, Valens Semiconductor Ltd, a company organized under the laws of the State of Israel (“Valens”) and Valens Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Valens (“Merger Sub”), pursuant to which Merger Sub will merge with and into PTK, with PTK surviving the merger as a wholly owned subsidiary of Valens (the “Business Combination”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Adjournment Proposal— to approve a proposal to adjourn the Special Meeting to a later date or dates if it is determined that more time is necessary or appropriate, in the judgment of the board of directors of PTK or the officer presiding over the Special Meeting, for PTK to consummate the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2021

(Signature)

(Signature if held Jointly)

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.